UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On June 12, 2007, MathStar, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MDB Capital Group, LLC, as managing underwriter, relating to the public offering, issuance and sale of 21,875,000 shares of the Company’s common stock, $0.01 par value per share.  The price to the public is $1.60 per share, and the underwriters named in the Underwriting Agreement (the “Underwriters”) have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.488 per share.  The Company also granted the Underwriters an option to purchase up to an additional 3,125,000 shares of common stock to cover over-allotments, if any.

The offering is being made pursuant to the Company’s effective shelf Registration Statement on Form S-3 (Registration No. 333-141362) previously filed with the Securities and Exchange Commission.  On May 23, 2007 and June 13, 2007, the Company filed prospectus supplements dated as of such dates relating to the issuance and sale of the shares with the Securities and Exchange Commission.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

On June 12, 2007, the Company also issued a press release announcing the pricing of the public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.  The following documents are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number
1.1	Underwriting Agreement dated June 12, 2007.
5.1	Opinion of Winthrop & Weinstine, P.A.
23.1	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1).
99.1	Press Release of MathStar, Inc. dated June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: June 12, 2007
	By	/s/ James W. Cruckshank
Vice President of Administartion
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)